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                                                                   EXHIBIT 10.10

                               FOURTH AMENDMENT TO

                                 ALLERGAN, INC.

                                  PENSION PLAN
                                 (RESTATED 1996)

       The ALLERGAN, INC. PENSION PLAN (the "Plan") is hereby amended, effective January 1, 2000, to read as follows:

1. Section 9.3(b) of the Plan is hereby amended and restated in its entirety to read as follows:

              "(b) In the event of a Change in Control (as herein defined), all Participants who were Participants on the date of such Change in Control shall become 100% vested in their Accrued Benefits on the date of such Change in Control and in any benefit accruals subsequent to the date of the Change in Control. Notwithstanding the foregoing, the Board of Directors may, at its discretion, amend or delete this Paragraph (b) in its entirety prior to the occurrence of any such Change in Control. For the purpose of this Paragraph (b), "Change in Control" shall mean the following and shall be deemed to occur if any of the following events occur:

                     (i) Any "person," as such term is used in Sections 13(d)
              and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (a "Person"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act (a "Beneficial Owner"), directly or indirectly, of securities of Allergan representing (i) 20% or more of the combined voting power of Allergan's then outstanding voting securities, which acquisition is not approved in advance of the acquisition or within 30 days after the acquisition by a majority of the Incumbent Board (as hereinafter defined) or (ii) 33% or more of the combined voting power of Allergan's then outstanding voting securities, without regard to whether such acquisition is approved by the Incumbent Board;

                     (ii) Individuals who, as of the date hereof, constitute the
              Board of Directors (the "Incumbent Board"), cease for any reason to constitute at least a majority of the Board of Directors, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by Allergan's stockholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an

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              election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of Allergan, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall, for the purposes of this Plan, be considered as though such person were a member of the Incumbent Board of Allergan;

                     (iii) The consummation of a merger, consolidation or
              reorganization involving Allergan, other than one which satisfies both of the following conditions:

                            (A) a merger, consolidation or reorganization which
                     would result in the voting securities of Allergan outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of another entity) at least 55% of the combined voting power of the voting securities of Allergan or such other entity resulting from the merger, consolidation or reorganization (the "Surviving Corporation") outstanding immediately after such merger, consolidation or reorganization and being held in substantially the same proportion as the ownership in Allergan's voting securities immediately before such merger, consolidation or reorganization, and

                            (B) a merger, consolidation or reorganization in
                     which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of Allergan representing 20% or more of the combined voting power of Allergan's then outstanding voting securities; or

                     (iv) The stockholders of Allergan approve a plan of
              complete liquidation of Allergan or an agreement for the sale or other disposition by Allergan of all or substantially all of Allergan's assets.

Notwithstanding the preceding provisions of this Paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding provisions of this Paragraph (b) is (1) an underwriter or underwriting syndicate that has acquired any of Allergan's then outstanding voting securities solely in connection with a public offering of Allergan's securities, (2) Allergan or any subsidiary of Allergan or (3) an employee stock ownership plan or other employee benefit plan maintained by the Company that is qualified under the provisions of the Internal Revenue Code of 1986, as amended. In addition, notwithstanding the preceding provisions of this Paragraph (b), a Change in Control shall not be deemed to have occurred if the Person described in the preceding

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provisions of this Paragraph (b) becomes a Beneficial Owner of more than the permitted amount of outstanding securities as a result of the acquisition of voting securities by Allergan which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by such Person, provided, that if a Change in Control would occur but for the operation of this sentence and such Person becomes the Beneficial Owner of any additional voting securities (other than through the exercise of options granted under any stock option plan of Allergan or through a stock dividend or stock split), then a Change in Control shall occur."

       IN WITNESS WHEREOF, Allergan, Inc. hereby executes this Fourth Amendment on the 30th day of December, 1999.

ALLERGAN, INC.


BY: /s/ Francis R. Tunney, Jr.
    --------------------------------
    Francis R. Tunney, Jr.,
    Corporate Vice President--Administration,
    General Counsel and Secretary